EXHIBIT 4.3

CERTIFICATE OF TRUST
OF
FIRST BUSEY STATUTORY TRUST V

THIS CERTIFICATE OF TRUST OF FIRST BUSEY STATUTORY TRUST V (the “Trust”), is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the “Act”).

1.     NAME.  The name of the statutory trust formed hereby is First Busey Statutory Trust V.

2.     DELAWARE TRUSTEE.  The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

3.     EFFECTIVE DATE.  This Certificate of Trust shall be effective upon filing of this Certificate with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Christopher J. Slaybaugh
Name: Christopher J. Slaybaugh
Title: Assistant Vice President